SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-MYERS INDUSTRIES

                    GAMCO INVESTORS, INC.
                                 6/12/03            5,000            11.0222
                                 5/29/03           13,900             9.9455
                                 5/27/03            4,100             9.9085
                                 5/15/03            5,000             9.9968
                                 5/07/03            2,000            10.2950
                                 4/29/03            3,000-           10.1857
                     GABELLI FUNDS, LLC.
                         GABELLI CAPITAL ASSET FUND
                                 5/20/03            8,000             9.6491


          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NYSE.

          (2) PRICE EXCLUDES COMMISSION.